Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-126811 June 8, 2007

Press Releases

iPATH EXCHANGE TRADED NOTES

- May 23, 2007
  Barclays Launches New iPath℠ CBOE S&P 500 BuyWrite Index Exchange Traded Note
  The BuyWrite strategy may help offset losses from downside equity market performance in a single trade.

- May 9, 2007
  Barclays Launches Three New iPath℠ Exchange Traded Notes
  Notes Linked to Euro/US Dollar, British Pound/US Dollar and Japanese Yen/US Dollar Exchange Rates

- April 20, 2007
  Barclays iPath℠ ETNs attract more than $2 billion in market capitalization in ten months

- December 20, 2006
  Barclays iPath℠ ETNs attract more than $1 billion in market capitalization in just over six months

- December 20, 2006
  Barclays Launches iPath℠ Exchange Traded Note Linked to the MSCI India Total Return Index℠

- August 16, 2006
  Barclays Launches iPath℠ Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

- June 7, 2006
  Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell
  Launch of First iPath℠ Exchange Traded Notes on NYSE.
  First Day of Barclays Classic - PGA TOUR Event.
  20th Anniversary of Barclays listing on NYSE.